SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 1, 2004

MDU Communications International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26053	84-1342898

(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way, Totowa, New Jersey	07512

(Address of principal executive offices)	(Zip Code)

(973) 237-9499

 (Registrant’s telephone number, including area code)

Item 5.  Other Events.

MDU Communications (USA) Inc., the wholly owned subsidiary of MDU Communications International, Inc., signed an agreement with Fort Belvoir Residential Communities, LLC to provide DIRECTV digital satellite television programming, private cable video services and high-speed Internet services to the estimated 1,600 existing homes and multi-family homes of the Fort Belvoir military family community, located in Fairfax County, Virginia.

MDU Communications is coordinating this significant effort with Verizon Avenue, a subsidiary of Verizon Communications, to provide the military residents with state of the art communications amenities. MDU Communications is expected to launch its services on November 5, 2004, and will then begin activating customers to its bundle of DIRECTV digital satellite programming, private cable video and broadband Internet services.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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MDU Communications International, Inc.

Date: November 3, 2004	By:	/s/ Sheldon Nelson
Sheldon Nelson, Chief Executive Officer